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                                                                     EXHIBIT 4.1

                               AMM HOLDINGS, INC.
                                     COMPANY

                                       AND

                       STATE STREET BANK AND TRUST COMPANY
                                     TRUSTEE

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                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 19, 2001

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                                       TO

                     THE INDENTURE DATED AS OF JUNE 26, 1998
                           BETWEEN AMM HOLDINGS, INC.
              AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE,
               RELATING TO $68 MILLION AGGREGATE PRINCIPAL AMOUNT
                    OF 13 1/2% SENIOR DISCOUNT NOTES DUE 2009




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                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 19th day of December, 2001, between AMM Holdings, Inc. (the "Company") and State Street Bank and Trust Company, as trustee (the "Trustee").

         WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of June 26, 1998 (the "Indenture"); and

         WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered $68 million aggregate principal amount of the Company's 13 1/2% Senior Discount Notes due 2009 (the "Initial Notes"); and

         WHEREAS, pursuant to an exchange offer registered with the Securities and Exchange Commission on a Registration Statement No. 333-60855 on Form S-4, the Company offered to, and did, exchange $68 million in aggregate principal amount of its 13 1/2% Senior Discount Notes due 2009 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") for $68 million in aggregate principal amount of the Initial Notes; and

         WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by resolutions of its Board of Directors, and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes outstanding, may amend the Indenture, subject to certain exceptions (none of which is applicable to the amendments (the "Amendments") contained in Section 2.01 of this Supplemental Indenture) specified in Section 9.02 of the Indenture; and

         WHEREAS, pursuant to its Consent Solicitation, dated December 3, 2001, (the "Consent Solicitation"), the Company solicited consents of the Holders to the Amendments, which if adopted would (i) amend the Indenture by deleting therefrom the provisions set forth below, and (ii) amend Section 1.01 of the Indenture by amending the definition of the term "Subsidiary" therein; and

         WHEREAS, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have duly consented to the Amendments set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture; and

         WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of its Board of Directors authorizing the execution, delivery and performance of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph, (iii) an Officers' Certificate in compliance with and to the effect set forth in Sections 1.01, 9.02 and 9.06 of the Indenture and (iv) an Opinion of Counsel in compliance with and to the effect set forth in Sections 1.01, 9.02 and 9.06 of the Indenture; and


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         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. GENERAL. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

         (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                   ARTICLE II
                              AMENDMENTS AND WAIVER

         SECTION 2.01. AMENDMENTS. Subject to Section 3.01 hereof, the Indenture is hereby amended in the following respects:

         (a) Section 1.01 of the Indenture is hereby amended by amending the definition of the term "Subsidiary" therein to read as follows:

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one of more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). For purposes of this Indenture, any reference to a "Subsidiary" of the Company shall be deemed to exclude any entity organized or incorporated under the laws of any jurisdiction other than the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.


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         (b)      The Indenture is hereby further amended by deleting
Sections 4.02 to 4.16, inclusive, Sections 5.01 and 5.02, Sections 6.01(c), (d),
(e) and (f) and the last paragraph of Section 6.02 thereof in their entirety.

         (c) Section 10.02 of the Indenture is hereby amended by amending and restating the first paragraph thereof to read as follows:

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guarantying next day delivery, to the others' address:

                           If to the Company:

                           AMM Holdings, Inc.
                           William W. Teeple
                           Vice President and
                           Chief Financial Officer
                           2100 S.W. 71st Terrace
                           Davie, FL 33317
                           Fax: 954-474-5992

                           With a copy to:

                           Nora J. Schneider, Esq.
                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, MA 02109-2891
                           Telecopier No.: (617) 248-4000

                           If to the Trustee:

                           State Street Bank and Trust Company
                           225 Asylum Street
                           Hartford, CT 06103
                           Attention: Corporate Trust Department
                           Telecopier No.: (860) 244-1889


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                           With a copy to:

                           Bruce M. Lutsk, Esq.
                           Reid & Riege, P.C.
                           One State Street
                           Hartford, CT 06103
                           Telecopier No.: (860) 240-1002

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.01. EFFECTIVENESS. Notwithstanding the execution and delivery of the Supplemental Indenture by the Company and the Trustee, the Amendments
became effective upon December   , 2001. Upon the execution and delivery of this
Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         SECTION 3.02. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         SECTION 3.03. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         SECTION 3.04. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         SECTION 3.05. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         SECTION 3.06. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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         SECTION 3.07. HEADINGS. The Article and Section headings of this
Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.08. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

         SECTION 3.09. SUCCESSORS. All agreements of the Company in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         SECTION 3.10. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.11. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         SECTION 3.12. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         SECTION 3.13. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be original, but all of them together represent the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date and year first above written.


                                       AMM HOLDINGS, INC.



                                       By: /s/ James T. Sprouse
                                          --------------------------------------
                                       Name:  James T. Sprouse
                                       Title: Corporate Controller

(SEAL)



Attest: /s/ George T. Votis
       ------------------------
Name:  George T. Votis
Title: Chairman and Chief Executive Officer



                                       STATE STREET BANK AND TRUST
                                       COMPANY, as Trustee



                                       By: /s/ Maryanne Y. Dufresne
                                          --------------------------------------
                                       Name: Maryanne Y. Dufresne
                                            ------------------------------------
                                       Title: Assistant Vice President



Attest: /s/ Gregory M. Donovan
       ------------------------
Name:  Gregory M. Donovan
      -------------------------
Title: Assistant Vice President


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